EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-130082 on Form S-8 of CSB Bancorp, Inc., Form S-3 of CSB Bancorp, Inc. Share Owner Dividend Reinvestment Plan and in the Registration Statement on Form S-8 of The Commercial & Savings Bank 401(k) Retirement Plan of our report dated March 9, 2009, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of CSB Bancorp, Inc. for the year ended December 31, 2008.

/s/ S.R. Snodgrass A.C.
Wexford, Pennsylvania
March 24, 2009

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